Exhibit 32-a

                                CERTIFICATION BY
                             CHIEF EXECUTIVE OFFICER
                     TRUSTMARK CORPORATION AND SUBSIDIARIES
                         PURSUANT TO 18 U.S.C. ss. 1350


I, Richard G. Hickson, Chairman of the Board, President & Chief Executive Officer of Trustmark Corporation and Subsidiaries (Trustmark), hereby certify that the accompanying report on Form 10-Q (Report) for the period ending September 30, 2003, and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 by Trustmark, fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Trustmark.



BY:    /s/ Richard G. Hickson
       -----------------------
       Richard G. Hickson
       Chairman of the Board, President
       & Chief Executive Officer

DATE:  November 10, 2003